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                                                                    EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 (ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

         In connection with the annual report on From 10-K of Northrim BanCorp, Inc. (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Joseph M. Schierhorn, Senior Vice President and Chief Financial Officer of the Company, hereby certify as the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 5, 2004

/s/ Joseph M. Schierhorn
Joseph M. Schierhorn
Senior Vice President and Chief Financial Officer